UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

Cooper Cameron Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-513-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2005, Cooper Cameron Corporation (the "Company") signed a definitive agreement to purchase certain businesses of the Flow Control segment of Dresser, Inc. for approximately $224 million in cash, subject to final adjustments and other matters. The transaction is subject to regulatory approval. The companies previously made a Hart-Scott-Rodino filing, and are now responding to a second request from the Department of Justice for additional information on certain product lines.

The Purchase Agreement is attached as an Exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

The following is being furnished as an exhibit to this report.

Exhibit 2.1 -- Purchase Agreement, dated September 1, 2005, between Cooper Cameron Corporation and Dresser, Inc., Ring-O Valve Srl, Dresser Italia Srl, Dresser Valves Europe GmbH, Dresser Netherlands BV, Dresser Industrial Products, Dresser Industria Comercio Ltda., Ring-O Valve International BV, Firsa International Ltd., Entech Uk Industries Limited, Ring-O Valve Inc., Dresser Entech Inc., Di Canada, Inc., and Di Netherlands BV.

The following exhibits to the Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

Exhibit B Non-Competition Agreement
Exhibit C Global Transition Services Agreement Terms
Exhibit D Supply Contract Terms
Exhibit E Form of Cross License Agreement
Exhibit F Facility Lease Terms
Exhibit G Facilities Transition Agreements Terms
Exhibit H Trademark License Terms

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Cameron Corporation

September 8, 2005	By:	William C. Lemmer

Name: William C. Lemmer
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Purchase Agreement, dated September 1, 2005 between Cooper Cameron Corporation, Dresser, Inc., Ring-O Valve Srl, Dresser Italia Srl, Dresser Valves Europe GmbH, Dresser Netherlands BV, Dresser Industrial Products, Dresser Industria Comercio Ltda., Ring-O Valve International BV, Firsa International Ltd., Entech Uk Industries Limited, Ring-O Valve Inc., Dresser Entech Inc., Di Canada, Inc., and Di Netherlands BV.